Exhibit 3.1

Sec. 180. 1006	State of Wisconsin
Wis. Stats.	DEPARTMENT OF FINANCIAL INSTITUTIONS
Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT – STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is:

Spectrum Brands, Inc.
(Enter Corporate Name)

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

To amend Article X of the Company’s articles of incorporation to replace "David A. Jones" with "David R. Lumley" as the name of the Company's registered agent.

FILING FEE - $40.00 See instructions, suggestions and procedures on following pages.

DFI/CORP/4(R02/05/04) Use of this form is voluntary.                                                                                                                                               1 of 3

Exhibit 3.1

B. Amendment(s) adopted on  September 26, 2007_____________________________________

(Indicate the method of adoption by checking (X) the appropriate choice below.)

X  In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)
OR
G In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)
OR
G In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on September 27, 2007	/s/ Tracy Staidl Wrycha
(Date)	(Signature)

Title: G President G Secretary
or other officer title Assistant Secretary	Tracy Staidl Wrycha
(Printed name)

This document was drafted by Tracy Staidl Wrycha
(Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI,
53707-7846, together with a FILING FEE of $40.00 payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rdFloor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department.  Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

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Exhibit 3.1
ARTICLES OF AMENDMENT – Stock, For-Profit Corporation

John T. Wilson
Vice President, Secretary and General Counsel
Spectrum Brands, Inc.
Six Concourse Parkway
Suite 3300
Atlanta, GA 30328

▲ Your return address and phone number during the day: (770) 829__ - 6240_______________

INSTRUCTIONS (Continued)

A.  State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of incorporation be amended to read: . . . . . . (enter the amended article). If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B.  Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

By Board of Directors – Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

By Board of Directors and Shareholders – Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation.
See sec. 180.1003, Wis. Stats., for specific information.

By Incorporators or Board of Directors – Before issuance of shares – See sec. 180.1005, Wis. Stats., for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C.  Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual)
who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING FEE - $40.00.

DFI/CORP/4I(R02/05/04)                                                                                                                                                                                  3 of 3